UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FORD MOTOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware	I-3950	38-0549190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One American Road

Dearborn, Michigan 48126

(Address of Principal executive offices) (Zip Code)

(313) 322-3000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Right	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: [N/A]  (If applicable)

Item 1. Description of Registrant’s Securities to be Registered.

This amends our Form 8-A filed on October 23, 2009 (the “Original 8-A”) relating to our preferred stock purchase rights (the “Rights”) issued as part of our Tax Benefit Preservation Plan (the “TBPP”) between us and Computershare Trust Company, N.A., as rights agent.  The TBPP, which is designed to preserve our substantial tax assets, was originally entered into on September 11, 2009 and was scheduled to expire at the close of business on September 11, 2012.

On September 11, 2012, we and the rights agent entered into Amendment No. 1 to the TBPP, which was unanimously approved by our Board of Directors and which extends the expiration date of the TBPP to September 30, 2015 (subject to other earlier termination events, including final adjournment of our 2013 annual meeting of shareholders if shareholder approval of the extension has not been received prior to that time).

The Rights and the original TBPP are described in and the original TBPP is included as an exhibit to the Original 8-A, and such descriptions, as amended hereby, are incorporated by reference herein.  Amendment No. 1 to the TBPP is filed as Exhibit 4.2 hereto and our news release announcing the extension of the TBPP is filed as Exhibit 99.1 hereto, and each is incorporated by reference herein.

Item 2. Exhibits.

The following exhibits to the Registration Statement of Form 8-A are incorporated by reference from the documents specified, filed with the Securities and Exchange Commission.

Exhibit Number	Exhibit Description

3.1

Restated Certificate of Incorporation, dated August 2, 2000 (incorporated by reference to Exhibit 3.A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission).

3.2	By-laws (incorporated by reference to Exhibit 3.B of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission).

3.3

Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on September 11, 2009 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated September 11, 2009 filed with the Securities and Exchange Commission).

4.1

Tax Benefit Preservation Plan, dated as of September 11, 2009, between Ford Motor Company and Computershare Trust Company, N.A., as Rights Agent, together with the following exhibits thereto: Exhibit A - Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Ford Motor Company; Exhibit B — Form of Right Certificate; Exhibit C — Summary of Rights to Purchase Shares of Preferred Stock of Ford Motor Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated September 11, 2009 filed with the Securities and Exchange Commission).

4.2

Amendment No. 1 effective September 11, 2012 to the Tax Benefit Preservation Plan between Ford Motor Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2012)

99.1	Press Release, dated September 12, 2012 (incorporated by reference to Exhibit 99 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2012).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ford Motor Company

Date: September 12, 2012	By:	/s/ Bradley M. Gayton
	Name:	Bradley M. Gayton
	Title:	Secretary